UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2026

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13501 South Main Street

Los Angeles, CA 90016

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 291-7778

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 3.03. Material Modifications to Rights of Security Holders.

On October 20, 2026, at 12:01 a.m. (the “Effective Time”), Nightfood Holdings, Inc. (the “Company”), effected a 1-for-150 reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a Certificate of Change of Nightfood Holdings, Inc. (the “Certificate of Change”). The Certificate of Change was filed with the Nevada Secretary of State on October 13, 2026, and became effective at the Effective Time.

As previously disclosed in the Company’s definitive information statement filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2026, on July 22, 2026, the Company’s board of directors (the “Board”) approved, and the holder of 1,000 shares of the Company’s Series A Super Voting Preferred Stock, representing a majority of the voting power of our issued and outstanding voting capital stock approved by written consent in lieu of a meeting, a proposal authorizing the Company’s board of directors to effect a reverse stock split at a ratio ranging from 1-for-150 to 1-for-250, with the final ratio, date and time to be determined by the Board. The Board subsequently determined to effect the Reverse Stock Split at a ratio of 1-for-150 at the Effective Time.

As a result of the Reverse Stock Split, every 150 shares of issued and outstanding Common Stock were automatically combined into one validly issued, fully paid and nonassessable share of Common Stock. The Reverse Stock Split applied proportionately to all holders of Common Stock and did not change any holder’s percentage ownership interest in the Company. No fractional shares were issued in connection with the Reverse Stock Split. A holder who otherwise would have been entitled to receive a fractional share was rounded up to the next whole number.

Proportional adjustments were made, as applicable, to the Company’s outstanding warrants, convertible preferred stock and other convertible securities, in each case in accordance with their governing terms.

The Reverse Stock Split reduced the number of issued and outstanding shares of Common Stock from approximately 543,899,213 immediately before the Effective Time to approximately 3,625,995 immediately after the Effective Time. The number of authorized shares of Common Stock did not change as a result of the Reverse Stock Split.

The Company’s transfer agent, ClearTrust, LLC, acted as the exchange agent for the Reverse Stock Split. Stockholders who held their shares in brokerage accounts or in “street name” generally were not required to take action to effect the Reverse Stock Split.

The Common Stock began trading on a split-adjusted basis on the OTC Pink market at market open on October 20, 2026. For 20 trading days following the Effective Time, the Common Stock will trade under the temporary symbol “NGTFD,” after which its trading symbol will change to “NGTF.” Following the Reverse Stock Split, the CUSIP for the Common Stock is 65412F200.

The foregoing description of the Certificate of Change and the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Change, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 20, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No	Description
3.1	Certificate of Change
99.1	Press Release dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2026

NIGHTFOOD HOLDINGS, INC.

By:	/s/ JIMMY CHAN
Name:	Jimmy Chan
Title:	Chief Executive Officer